PROSPECTUS SUPPLEMENT

(To Prospectus dated September 12, 2019)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233567

1,562,500 Common Shares

We are offering 1,562,500 common shares, no par value, (“Common Shares”), in this offering. Our Common Shares are listed on the Nasdaq Capital Market under the symbol “EDSA”. On February 24, 2021, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $6.44 per share.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the Common Shares from time to time to purchasers directly or through agents, through brokers in brokerage transactions on the Nasdaq Capital Market, to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time or at prices related to such prevailing market prices.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Shares held by non-affiliates was $46,673,285, based on 11,615,942 outstanding Common Shares, of which 6,239,744 shares were held by non-affiliates, and a price of $7.48 per share, which was the last reported sale price of our Common Shares on the Nasdaq Capital Market on January 26, 2021.

Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we sold securities with an aggregate market value of $3,749,542 pursuant to General Instruction I.B.6. of Form S-3 (excluding the value of the Common Shares sold in this offering).

We are an “emerging growth company” as defined under U.S. federal securities laws and will be subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying base prospectus, including the information under “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN QUALIFIED FOR DISTRIBUTION IN CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS UNDER APPLICABLE CANADIAN SECURITIES LAWS. THE COMPANY HAS NOT FILED AND DOES NOT INTEND TO FILE A CANADIAN PROSPECTUS IN CONNECTION WITH THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per Common Share	Total
Public Offering Price	$6.40	$10,000,000
Underwriting Discounts and Commissions(1)	$0.448	$700,000
Proceeds, before expenses, to us	$5.952	$9,300,000

(1)	We have agreed to pay a management fee to the underwriter equal to 1.0% of the aggregate gross proceeds raised in this offering, to reimburse certain expenses of the underwriter in connection with this offering, and to issue to the underwriter, or its designees, warrants to purchase Common Shares equal to 7% of the aggregate number of Common Shares issued in this offering, including Common Shares issued upon exercise of the underwriter option to purchase additional Common Shares. See “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to 234,375 additional Common Shares at the public offering price per share set forth above, less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $805,000 and the total proceeds to us, before expenses, will be approximately $10,695,000.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about March 2, 2021, subject to satisfaction of customary closing conditions.

H.C. WAINWRIGHT & CO.

The date of this prospectus supplement is February 25, 2021.

TABLE OF CONTENTS

PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Edesa Biotech,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Edesa Biotech, Inc., a British Columbia corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-233567) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on August 30, 2019, and was declared effective on September 12, 2019. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This offering is not available to a resident of Canada or a person or company in Canada. See the section entitled “Underwriting” in this prospectus supplement.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States. This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are the property of their respective owners.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain “forward-looking statements” made pursuant to the safe-harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. All statements other than statements of historical facts included in or incorporated by reference into this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statements generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our businesses, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue,” or the negative of these words or other words and terms of similar meaning. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include, but are not limited to, the following:

•	our ability to fund our planned operations and implement our business plan;

•	the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

•	our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

•	the impact of the coronavirus, or COVID-19, pandemic on our worldwide operations and those of our business partners;

•	the impact of new and modified regulatory policies by federal regulatory authorities during the COVID-19 public health emergency;

•	delays in our clinical development programs and limited communications with regulatory authorities during the COVID-19 public health emergency;

•	the outcomes and timing of regulatory reviews, approvals or other actions;

•	our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;

•	our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

•	the success of any other business, product or technology that we acquire or in which we invest;

•	our ability to maintain, expand and defend the scope of our intellectual property portfolio;

•	our ability to manufacture any approved products on commercially reasonable terms;

•	our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;

•	the number and characteristics of product candidates and programs that we pursue;

•	our business strategy;

•	the attraction and retention of qualified employees and personnel;

•	future acquisitions or investments in complementary companies or technologies; and

•	our ability to comply with evolving legal standards and regulations pertaining to our industry.

More detailed information about these and other factors is included under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in other documents incorporated herein by reference. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. This offering is not available to residents of Canada or persons or entities in Canada. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law. We advise you, however, to review any further disclosures we make on related subjects in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our Common Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. See the “Risk Factors” section of this prospectus supplement beginning on page S-8 for a discussion of the risks involved in investing in our securities.

Our Company

We are a biopharmaceutical company focused on acquiring, developing and commercializing clinical-stage drugs for inflammatory and immune-related diseases with clear unmet medical needs. Our two lead product candidates, EB05 and EB01, are in later stage clinical studies.

EB05 is a monoclonal antibody therapy that we are developing as a treatment for Acute Respiratory Distress Syndrome (ARDS) in COVID-19 patients. ARDS is a life-threatening form of respiratory failure, and the leading cause of death among COVID-19 patients. ARDS can be also caused by bacterial pneumonia, sepsis, chest injury and other causes. Specifically, EB05 inhibits toll-like receptor 4 (TLR4), a key immune signaling protein and an important mediator of inflammation that has been shown to be activated by SARS-COV2 as well as other respiratory infections such as influenza. In multiple third-party studies, high serum levels of alarmins (damage signaling molecules) that bind to and activate TLR4 are associated with poor outcomes and disease progression in COVID-19 patients. Since EB05 has demonstrated the ability to block signaling irrespective of the presence or concentration of the various molecules that frequently bind with TLR4, we believe that EB05 could ameliorate TLR4-mediated inflammation cascades in ARDS patients, thereby reducing lung injury, ventilation rates and mortality. In November 2020, we initiated a Phase 2/Phase 3 clinical study of EB05 and are currently enrolling subjects. On February 2, 2021, the Prime Minister of Canada Justin Trudeau announced the award of a $11 million (C$14 million) reimbursement grant to us to complete the Phase 2 portion of the study. The funds were awarded under the Canadian government's Strategic Innovation Fund (SIF) following a multi-disciplinary technical review of our drug technology and plans.

In addition to EB05, we are developing an sPLA2 inhibitor, designated as EB01, as a topical treatment for chronic allergic contact dermatitis (ACD), a common, potentially debilitating condition and occupational illness. EB01 employs a novel, non-steroidal mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in ACD patients. We initiated a Phase 2B clinical study evaluating EB01 for chronic ACD in the fourth calendar quarter of 2019 and are currently enrolling subjects.

In addition to our current clinical programs, we intend to expand the utility of our technologies and clinical-stage assets across other indications.

Competitive Strengths

We believe that we possess a number of competitive strengths that position us to become a leading biopharmaceutical company focused on inflammatory and immune-related diseases, including:

•	Validated technology and drug development capabilities. We believe that the strength of our technologies has been validated by our $11 million SIF competitive grant award; favorable clinical data from Phase 1 and Phase 2 studies; and, our multiple arrangements with third parties to develop and commercialize their clinical-stage drug candidates.

•	Novel pipeline addressing large underserved markets. Our product candidates include novel clinical-stage compounds and antibodies that have significant scientific rationale for effectiveness. By initially targeting large markets that have significant unmet medical needs, we believe that we can drive adoption of new products and improve our competitive position. For example, we believe that the novel, non-steroidal mode of action of our sPLA2 technology will be appealing alternatives for managing the symptoms of ACD and hemorrhoids disease (HD). These diseases impact millions of people in the United States and Canada, and can have significant effects on patients’ quality of life and, in the case of many chronic ACD patients and their employers, significant workplace-related costs and limitations.

•	Intellectual property protection and market exclusivity. We have opportunities to develop our competitive position through patents, trade secrets, technical know-how and continuing technological innovation. We have exclusive license rights in our target indications to multiple patents and pending patent applications in the United States and in various foreign jurisdictions. In addition to patent protection, we intend to utilize trade secrets and market exclusivity afforded to a New Chemical Entity, where applicable, to enhance or maintain our competitive position.

•	Experienced leadership. Our leadership team possesses core capabilities in dermatology, infectious diseases, gastrointestinal medicine, drug development and commercialization, chemistry, manufacturing and controls, and finance. Our founder, Chief Executive Officer, Pardeep Nijhawan, MD, FRCPC, AGAF, is a board-certified gastroenterologist and hepatologist with a successful track record of building life science businesses, including Medical Futures, Inc., which was sold to Tribute Pharmaceuticals in 2015. In addition to our internal capabilities, we have also established a network of key opinion leaders, contract research organizations, contract manufacturing organizations and consultants. As a result, we believe we are well positioned to efficiently develop novel treatments for inflammatory and immune-related diseases.

Our Business Strategy

We plan to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets where there is limited competition. Key elements of our strategy include:

•	Rapidly develop EB05 as a novel therapy for ARDS. We intend to apply our expertise in immune modulation and inflammation therapies and clinical trial management to rapidly develop EB05 as a potential treatment for ARDS. With potential investigational sites in multiple jurisdictions, we believe there will be sufficient patients available and that we can complete the study amid the global health crisis. Should the antibody treatment demonstrate promising results at the Phase 2 readout, we plan to continue with a pivotal Phase 3 study, subject to funding and additional regulatory approvals in certain jurisdictions.

•	Establish EB01 as the leading treatment for chronic ACD. Our goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. Based on promising early-stage clinical trial results in which patients treated with EB01 experienced statistically significant improvements of their symptoms with minimal side effects, we initiated a Phase 2B clinical study evaluating EB01. The protocol includes a blinded interim readout following the completion of the first part of the Phase 2B study. In November 2020, we completed enrollment of more than 50% of the patients planned for this part of a study.

•	Selectively targeting additional indications. In addition to our ARDS and ACD programs, we plan to efficiently generate proof-of-concept data for other programs where modulation of immune pathways or the inhibition of sPLA2 activity may have therapeutic benefits. For example, we are planning a proof-of-concept clinical study of our sPLA2 technology as a potential treatment for patients with HD, subject to funding and the resumption of normal, pre-pandemic operations at targeted clinical sites.

•	In-license promising product candidates. We are applying our cost-effective development approach to advance and expand our pipeline. Our current product candidates are in-licensed from academic institutions or other biopharmaceutical companies, and, from time to time, we plan to identify, evaluate and potentially obtain rights to and develop additional assets. Our objective is to maintain a well-balanced portfolio with product candidates across various stages of development. In general, we seek to identify product candidates and technology that represent a novel therapeutic approach, are supported by compelling science, target an unmet medical need, and provide a meaningful commercial opportunity. We do not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

•	Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plan to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

Recent Developments

Agreement with the Government of Canada’s Strategic Innovation Fund

On February 2, 2021, our wholly owned subsidiary, Edesa Biotech Research, Inc., entered into a multi-year contribution agreement with the Canadian government’s Strategic Innovation Fund, or SIF (the “Agreement”). Under this Agreement, the Government of Canada committed up to CAD $14.05 million ($11 million USD) in nonrepayable funding toward (i) the Phase 2 portion of our ongoing Phase 2/3 study of the investigation therapy EB05 in hospitalized COVID-19 patients, and (ii) certain pre-clinical research intended to potentially broaden the application of our experimental therapy. Pursuant to the contribution agreement, Edesa Biotech Research will conduct work, incur expenses and fund all costs from its own cash resources. On a quarterly basis, Edesa Biotech Research may submit claims to the SIF for 75% of eligible reimbursable expenses.

Financing Activities

On September 28, 2020, we entered into an Equity Distribution Agreement (the “Sales Agreement”) with RBC Capital Markets, LLC  related to the issuance and sale by us of up to $9,200,000 of our Common Shares under the Sales Agreement. We sold a total of 586,463 Common Shares pursuant to the Sales Agreement for total proceeds of $3,749,542 between September 28, 2020 and February 25, 2021. On February 25, 2021, we terminated the Sales Agreement.

Corporate Information

We were incorporated in Canada in 2007 and operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Edesa Biotech USA, Inc., a California, corporation founded in 1999 (formerly known as Stellar Biotechnologies, Inc. prior to November 2020). Our Common Shares are traded on the Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until September 30, 2021. However, if certain events occur prior to September 30, 2021, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before such date.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Issuer	Edesa Biotech, Inc.

Securities offered by us pursuant to this prospectus supplement:	1,562,500 Common Shares, no par value

Offering Price:	$6.40 per share

Common Shares outstanding before this offering:	11,615,942 Common Shares(1)

Common Shares outstanding after this offering	13,178,442 Common Shares (or up to 13,412,817 Common Shares if the underwriter exercises its option to purchase additional shares in full) (1)

Use of proceeds:	We intend to use the net proceeds from the sale of our Common Shares under this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus supplement for a more detailed discussion.

Risk factors:	An investment in our Common Shares involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy:	We have never declared or paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends in the foreseeable future.

Nasdaq Capital Market symbol:	EDSA

(1)          The number of our Common Shares to be outstanding after the offering is based on 11,615,942 of our Common Shares outstanding as of February 23, 2021 and excludes:

•	1,085,387 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $4.76 per share; and

•	52,564 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan; and

•	650,915 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.25 per share;

•	Common Shares issuable upon conversion of 15 outstanding Series A-1 Convertible Preferred Shares valued at $0.15 million (the “Series A-1 Shares). Subject to certain exceptions and adjustments for share splits, each Series A-1 Share is convertible six months after its date of issuance into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 3% of the stated value of such Series A-1 Share per annum by (ii) a fixed conversion price of $2.26; and

•	109,375 of our Common Shares issuable upon exercise of warrants issued to the underwriter or its designees in this offering.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional Common Shares.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K , as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our Common Shares.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

The trading price of our Common Shares has recently increased significantly to a level that we do not believe is consistent with any recent change in our financial condition or results of operations. If the trading price of our Common Shares decreases rapidly, investors purchasing our Common Shares in this offering could lose a significant portion of their investment.

The trading price of our Common Shares has recently spiked significantly. On December 31, 2020, the last reported sale price of our Common Shares on the Nasdaq was $4.25 per share; on February 19, 2021, the last reported sale price of our Common Shares on the Nasdaq was $7.30 per share. We cannot be sure why the trading price of our Common Shares has spiked significantly, we believe, however, that the sharp spike in the trading price of our Common Shares is the result of a number of factors outside our control. There has been no recent change in our financial condition or results of operations that is consistent with the increase in the trading price of our Common Shares. The recent spike in the trading price of our Common Shares may not be sustained. In the event of a rapid decrease in the trading price of our Common Shares, investors purchasing our Common Shares in this offering could lose a significant portion of their investment.

Sales of our Common Shares by shareholders may have an adverse effect on the then prevailing market price of our Common Shares.

Sales of a substantial number of our Common Shares in the public market following this offering could cause the market price of our Common Shares to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Shares or other equity or equity-related securities would have on the market price of our Common Shares.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of Common Shares by us in this offering for general corporate purposes, which may include working capital, capital expenditures and research and development expenses. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Shares. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Share.

Because the offering price for the Common Shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding Common Share, purchasers of Common Shares in this offering will experience immediate and substantial dilution on the book value basis. Based on the offering price of $6.40 per share and our net tangible book value as of December 31, 2020, of $0.65 per share, if you purchase Common Shares in this offering you will suffer immediate and substantial dilution of approximately $5.10 per share. If the holders of outstanding options, warrants, or other securities convertible into our Common Shares exercise those options, warrants, or other such securities at prices below the offering price, you will incur further dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Shares or other securities, which may negatively affect the market price of our Common Shares.

To operate our business, we may need to raise additional capital through sales of our Common Shares, securities exercisable for or convertible into our Common Shares or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Shares. Future sales of such securities or our Common Shares could adversely affect the prevailing market price of our Common Shares and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Shares so any returns will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Shares will appreciate in value or maintain the price at which you purchased them.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of Common Shares in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $8.9 million (or approximately $10.3 million if the underwriter exercises its option to purchase additional Common Shares in full).

We currently expect to use the net proceeds of our sale of Common Shares for general corporate purposes which may include working capital, capital expenditures and research and development expenses.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings..

DIVIDEND POLICY

We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our board of directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

DILUTION

If you invest in our Common Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as-adjusted net tangible book value per Common Share after this offering.

The net tangible book value of our Common Shares as of December 31, 2020 was approximately $6.8 million, or approximately $0.65 per Common Share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Shares outstanding as of December 31, 2020.

After giving effect to the sale by us in this offering of 1,562,500 Common Shares at a price per share of $6.40, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $15.7 million, or approximately $1.30 per Common Share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.65 per Common Share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $5.10 per Common Share to purchasers of Common Shares in this offering, as illustrated by the following table:

Offering price per Common Share		$6.40
Net tangible book value per Common Share as of December 31, 2020	$0.65
Increase in as adjusted net tangible book value per Common Share attributable to the offering	$0.65
As adjusted net tangible book value per Common Share as of December 31, 2020 after giving effect to this offering	$1.30
Dilution per Common Share to new investors participating in this offering		$5.10

If the underwriter exercises in full its option to purchase 234,375 additional Common Shares, the as adjusted net tangible book value per share after this offering would be $1.39 per share, and the dilution in net tangible book value per share to new investors purchasing common shares in this offering would be $5.01 per share.

The number of our Common Shares to be outstanding after the offering is based on 10,523,047 of our Common Shares outstanding as of December 31, 2020 and excludes:

•	1,105,199 of our Common Shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $4.77 per share; and

•	43,498 of our Common Shares available for issuance or future grant pursuant to our equity incentive plan; and

•	749,352 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.19 per share; and

•	Common Shares issuable upon conversion of 140 outstanding Series A-1 Convertible Preferred Shares valued at $1.4 million (the “Series A-1 Shares). Subject to certain exceptions and adjustments for share splits, each Series A-1 Share is convertible six months after its date of issuance into a number of Common Shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 3% of the stated value of such Series A-1 Share per annum by (ii) a fixed conversion price of $2.26.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

CERTAIN TAX MATTERS

THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR INVESTOR. CONSEQUENTLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ADVICE AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences applicable to the purchase, ownership and disposition of Common Shares being offered by this prospectus supplement and the accompanying prospectus by a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final temporary and proposed U.S. Treasury regulations promulgated thereunder (the “Regulations”), IRS rulings and judicial decisions in effect on the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income under the Code) or to holders that may be subject to special rules under U.S. federal income tax law, including, without limitation:

●	dealers in stocks, securities or currencies;

●	securities traders that use a mark-to-market accounting method;

●	banks, underwriters and financial institutions;

●	insurance companies;

●	regulated investment companies;

●	passive foreign investment companies;

●	real estate investment trusts;

●	tax-exempt organizations;

●	retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or members;

●	persons holding Common Shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

●	persons who or that are, or may become, subject to the expatriation provisions of the Code;

●	persons whose functional currency is not the U.S. dollar; and

●	direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock.

This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders. In addition, this discussion is limited to U.S. Holders purchasing Common Shares pursuant to this prospectus supplement and that will hold such Common Shares as capital assets. For purposes of this summary, “U.S. Holder” means a beneficial holder of Common Shares who or that for U.S. federal income tax purposes is:

●	an individual citizen or resident alien of the U.S.;

●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such partner. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of Common Shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Tax Consequences if we are a Passive Foreign Investment Company

A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is “passive income” (the “income test”) or (ii) at least 50% of the average quarterly value of its assets is attributable to assets which produce passive income or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. For purposes of the asset test, the value of the Company’s assets is expected to be based, in part, on the quarterly average of the fair market value of such assets. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the income and asset tests as (i) owning its proportionate share of the assets of the other corporation and as (ii) receiving directly its proportionate share of the other corporation’s income.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our September 30, 2020 taxable year and will not likely be a PFIC during our September 30, 2021 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the September 30, 2021 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our September 30, 2021 taxable year). Prospective investors should consult their tax advisors regarding the Company’s PFIC status.

If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), will generally be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on the Common Shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares) and (ii) any gain realized on the sale or other disposition of the Common Shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest,” which is not deductible.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are “marketable.” The Common Shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, the Common Shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Common Shares are currently listed on the Nasdaq, which constitutes a qualified exchange; however, there can be no assurance that the Common Shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If the Common Shares were not regularly traded on the Nasdaq or were delisted from the Nasdaq and were not traded on another qualified exchange for the requisite time period described above, the mark-to-market election would not be available.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Common Shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Common Shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns Common Shares, but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless the Common Shares cease to be marketable, in which case the election is automatically terminated.

If the Company is classified as a PFIC, a U.S. Holder of Common Shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective investors should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We will endeavor to satisfy the record keeping requirements that apply to a QEF and to supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules. There can be no assurance, however, that we will satisfy the record keeping requirements or provide the information required to be reported by U.S. Holders.

A U.S. Holder that makes a timely and effective QEF election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the adverse PFIC consequences described above with respect to its Common Shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (A) “earnings and profits” over (B) net capital gain.

A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.

If the Company is classified as a PFIC and then ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s Common Shares on the last day of the taxable year of the Company during which it was a PFIC. A U.S. Holder that made a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of Common Shares in the Company. Any gain recognized, however, as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

If the Company is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, regarding distributions received on Common Shares and any gain realized on the disposition of Common Shares.

In addition, if the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares.

Prospective investors should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Taxation of Distributions

Subject to the PFIC rules discussed above, any distributions paid by us out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and generally will not be eligible for the dividends received deduction generally allowed to corporations.

Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Common Shares and, thereafter, as capital gain. We do not, however, intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us generally will be treated for U.S. federal income tax purposes as a dividend. Prospective investors should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

Dividends paid to non-corporate U.S. Holders by us in a taxable year in which we are treated as a PFIC, or in the immediately following taxable year, will not be eligible for the special reduced rates normally applicable to long-term capital gains. In all other taxable years, dividends paid by us should be taxable to a non-corporate U.S. Holder at the special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied (including a minimum holding period requirement). We believe we were not a PFIC for the September 30, 2020 taxable year. However, no assurance can be provided that we will not be classified as a PFIC for September 30, 2021 and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in the September 30, 2021 or September 30, 2022 years (if any). Please see the subsection above entitled “Material U.S. Federal Income Tax Considerations — “Tax Consequences if we are a Passive Foreign Investment Company” for a more detailed discussion.

Under current law, payments of dividends by us to non-Canadian investors are generally subject to a 25% Canadian withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a maximum of 15%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled, at the election of the U.S. Holder, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Canadian income taxes withheld by us. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. For purposes of the foreign tax credit limitation, dividends paid by us generally will constitute foreign source income in the “passive category income” basket rather than the “general category income” basket). A U.S. Holder will be denied a foreign tax credit with respect to a Canadian income tax withheld from dividends received with respect to our Common Shares to the extent the U.S. Holders has not held the Common Shares for at least 16 days of the 30-day period beginning on the date which is 15 days before the ex-dividend date or to the extent the U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on our Common Shares are not counted toward meeting the 16-day holding period required by the statute The foreign tax credit rules are complex and prospective investors should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

Dividends paid in Canadian dollars will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the U.S. Holder (actually or constructively) receives the dividend, regardless of whether such Canadian dollars are actually converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Gain or loss, if any, realized on a sale or other disposition of the Canadian dollars will generally be U.S. source ordinary income or loss to a U.S. Holder.

We generally do not pay any dividends and do not anticipate paying any dividends in the foreseeable future.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Common Shares.

This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Information Reporting and Backup Withholding

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in securities it owns and adjustments to that tax basis and whether any gain or loss with respect to such securities is long term or short term also may be required to be reported to the IRS.

In addition, Section 6038D of the Code generally requires certain individuals who are U.S. Holders (and possibly certain entities that have U.S. Holder owners) to file IRS Form 8938, Statement of Specified Foreign Financial Assets, to report the ownership of specified foreign financial assets if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S. $50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, and on certain other factors. Certain domestic entities that are U.S. Holders may also be required to file IRS Form 8938, Statement of Specified Foreign Financial Assets, if both (i) such entities are owned at least 80% by an individual who is a U.S. citizen or U.S. tax resident (or in some cases, by a nonresident alien who meets certain criteria) or are trusts with beneficiaries that are such individuals and (ii) more than 50% of their income consists of certain passive income or more than 50% of their assets is held for the production of such income. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938, Statement of Specified Foreign Financial Assets.

U.S. Holders who transfer more than $100,000 to us in a 12-month period (and/or who become owners of 10% or more of our securities) will be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and U.S. Holders who become holder of more than 10% of our securities may also have to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, in each case reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these filing requirements. U.S. Holders should consult their own tax advisors about the need to file either of these forms. See also the discussion, above, regarding IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

Backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Canadian Federal Income Tax Considerations for U.S. Shareholders

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Common Shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with, and is not affiliated with, the Company, (iii) beneficially owns the Common Shares as capital property, (iv) does not use or hold the Common Shares in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, and (v) is not an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” within the meaning of the Tax Act (a “Non-resident Holder”). Generally, the Common Shares will be considered to be capital property to a holder unless such securities are held in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and the Convention and the Company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) (“Tax Proposals”) prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representation with respect to the federal income tax consequences to any particular holder or prospective holder is made. The tax consequences to a holder will depend on the holder’s particular circumstances. Accordingly, holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding and disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must generally be determined in Canadian dollars using the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the Common Shares to a Non-resident Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. For example, under the Convention, the rate of Canadian withholding tax on dividends paid or credited by the Company to a Non-resident Holder who is a resident of the United States for purposes of the Convention, is fully entitled to the benefits of the Convention, and beneficially owns such dividends is generally 15% unless the beneficial owner is a corporation that owns at least 10% of the voting stock of the Company at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A Non-resident Holder will generally not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares, unless the Common Shares constitute “taxable Canadian property” to the Non-resident Holder at the time of disposition. Generally, Common Shares will not constitute taxable Canadian property to a Non-resident Holder provided the Common Shares are listed on a designated stock exchange, as defined in the Tax Act (which currently includes the Nasdaq) at the time of the disposition, unless at any time during the 60-month period immediately preceding the disposition, (a) one or any combination of (A) the Non-resident Holder, (B) persons with whom the Non-resident Holder did not deal at arm’s length, and (C) partnerships in which the Non-resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any series or class of the capital stock of the Company and (b) more than 50% of the fair market value of Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, a Common Share may otherwise be deemed to be taxable Canadian property to a Non-resident Holder for purposes of the Tax Act in certain circumstances.

In certain circumstances, a Non-resident Holder may be exempt from tax under the Tax Act on such capital gains if they are entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. For example, if the Common Shares constitute taxable Canadian property to a particular Non-resident Holder who is a resident of the United States for purposes of the Convention and is fully entitled to all of the benefits of the Convention, any capital gain arising on the disposition of Common Shares by such Non-Resident Holder may be exempt from Canadian tax under the Convention if, at the time of disposition, the Common Shares do not derive their value principally from real property situated in Canada as defined in the Convention.

Non-resident Holders whose Common Shares may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them. There may be additional considerations not described herein in respect of the acquisition, disposition, or holding of the Common Shares by a Non-resident Holder. Non-resident Holders who dispose of the Common Shares to the Company should consult their own tax advisors having regard to their particular circumstances.

UNDERWRITING

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC (“Wainwright” or the “underwriter”), we have agreed to issue and sell, and the underwriter has agreed to purchase, the number of Common Shares listed opposite its name below, less the underwriting discount, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares
H.C. Wainwright & Co., LLC	1,562,500

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the Common Shares sold under the underwriting agreement if any of these Common Shares are purchased, other than those shares covered by the underwriter’s option to purchase additional Common Shares described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter may offer the Common Shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling Common Shares to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of Common Shares for whom they may act as agents or to whom they may sell as principal.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriter an option to purchase up to an additional 234,375 Common Shares at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days from the date of this prospectus supplement.

Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.288 per share.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Per Share	Total Without Option	Total with Option
Public offering price	$10,000,000	$11,500,000
Underwriting discounts and commissions payable by us	$700,000	$805,000
Proceeds, before expenses, to us	$9,300,000	$10,695,000

We have also agreed to pay the underwriter a management fee equal to 1% of the aggregate gross proceeds in this offering.

We have agreed to reimburse the expenses of the underwriter in the non-accountable sum of $40,000 in connection with this offering, reimburse the expenses of the underwriter, including its legal fees, up to $100,000 in connection with this offering, and up to $15,950 for the clearing expenses of the underwriter in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $392,000.

Underwriter Warrants

We have also agreed to issue to the underwriter or its designees, at the closing of this offering, and each option closing, warrants to purchase a number of our Common Shares equal to an aggregate of 7.0% of the Common Shares sold in this offering (or warrants to purchase up to 109,375 of our Common Shares) (or warrants to purchase up to 125,781 of our Common Shares, if the option is exercised in full), including Common Shares issuable upon exercise of the underwriter’s option to purchase additional Common Shares. The underwriter warrants will have an exercise price equal to $8.00 per share, which is 125% of the public offering price of the Common Shares sold in this offering. The underwriter warrants will be exercisable for a term of five years from the commencement of sales in this offering and will otherwise be in customary form.

Right of First Refusal

We have granted the underwriter or its affiliates a right of first refusal to act as sole book-running manager, underwriter, placement agent or agent for any future debt financing or refinancing, public offering (other than at-the-market facility), private placement or any other capital-raising financing of equity, equity-linked or debt securities of the Company during the 8-month period following the consummation of this offering.

Tail

In the event that any investor whom the underwriter had contacted during the term of its engagement or introduced to the Company during the term of the underwriter’s engagement by the Company provides any capital to us in a public or private offering or capital-raising transaction, subject to certain exceptions, within the 12 months following the expiration of termination of the engagement of the underwriter, we shall pay the underwriter the cash compensation and warrants provided above, calculated in the same manner.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Lock-up Agreement

We and our officers and directors have agreed with Wainwright to be subject to a lock-up period of 30 days following the date of this prospectus supplement and the accompanying base prospectus. This means that, during the applicable lock-up period, we and our officers and directors may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or their equivalents, subject to certain exceptions. In addition, subject to an exception for an at-the-market offering after 30 days following the date of this prospectus supplement, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price, for six months following the date of closing of this offering. The underwriter may waive the terms of this lock-up agreement and prohibition in its sole discretion and without notice.

Transfer Agent

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and its telephone number is 1-800-564-6253.

Listing

Our common shares are listed on Nasdaq Capital Market under the symbol “EDSA”.

Indemnification

We have agreed to indemnify Wainwright and specified other persons against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common shares.

Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of common shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Shares. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Canadian Securities Matters

The Common Shares are being distributed pursuant to a prospectus exemption under applicable Canadian securities laws on the basis that the Common Shares are being distributed outside Canada. The underwriter has agreed not to engage in any solicitation or sale of Common Shares to a person or company who is a resident of Canada or a person or company in Canada.

LEGAL MATTERS

Certain legal matters relating to the offering of Common Shares under this prospectus supplement will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada with respect to matters of Canadian law and by Lowenstein Sandler LLP with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP with respect to U.S. law.

EXPERTS

The consolidated financial statements incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the financial year ended September 30, 2020, have been so incorporated in reliance on the report of MNP LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.edesabiotech.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompany prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

We are also a “reporting issuer” in the Canadian provinces of British Columbia and Alberta. As such, information we file with the SEC is also filed and publicly available under our profile on SEDAR at www.SEDAR.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 7, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC February 16, 2021;

•	our definitive proxy statement on Schedule 14A dated March 23, 2020, filed with the SEC on March 23, 2020, as amended by Amendment No. 1 to Schedule 14A, filed with the SEC on March 24, 2020;

•	our Current Report on Form 8-K, dated February 3, 2021 (other than any portions thereof deemed furnished and not filed); and

•	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished “ to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by writing or telephoning us at:

Edesa Biotech, Inc.
Attention: Investor Relations
100 Spy Court
Markham

Ontario L3R 5H6 Canada
Tel. (289) 800-9600

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

$50,000,000

Common Shares

Preferred Shares

Warrants

Units

From time to time, Edesa Biotech, Inc. may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common shares upon conversion of preferred shares, or common shares or preferred shares upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA.” On August 29, 2019, the last reported sale price of our common shares on The Nasdaq Capital Market was $3.64. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2019       .

______________

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Edesa” refer to Edesa Biotech, Inc. and its subsidiaries.

EDESA BIOTECH, INC.

Edesa Biotech, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Our lead product candidate, referred to as “EB01,” is a novel soluble phospholipase A2 (“sPLA2”) inhibitor for the topical treatment of chronic allergic contact dermatitis (“ACD”). EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. The company’s IND application for EB01 was accepted by the U.S. Food and Drug Administration (FDA) in November 2018 and we are planning to initiate a Phase 2B clinical study evaluating EB01 in the third calendar quarter of 2019.

We also intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor for the potential treatment of hemorrhoids, and we are planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. In addition to EB01 and EB02, we have licensed technology to treat other indications and are in discussions with third parties to expand our portfolio with assets to treat other serious skin and gastrointestinal conditions.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets with limited competition. Key elements of our strategy include:

•	Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. The utility of EB01 in treatment of ACD has been demonstrated in two proof of concept clinical studies. Based on these promising clinical trial results, we plan to initiate a Phase 2B clinical study evaluating EB01 for treatment of chronic ACD. We expect the first patient to be enrolled in the study in the third calendar quarter of 2019.

•	Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 may have a therapeutic benefit. For example, EB02, a therapeutic expansion of EB01, is indicated for hemorrhoids, and we are currently planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. We believe there are other indications where the inhibition of sPLA2 activity may result in clinical benefit to patients.

•	In-license promising product candidates . We are applying our cost-effective development approach to advance and expand our pipeline. The company’s current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and we plan to continue to evaluate and in-license assets and technology that can drive long-term growth potential. Edesa does not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

•	Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plans to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

We were incorporated in Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999 and acquired on April 12, 2010. Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (905) 475-1234. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, including our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

•	the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

•	our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

•	the outcomes and timing of regulatory reviews, approvals or other actions;

•	our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;

•	our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

•	the success of any other business, product or technology that we acquire or in which we invest;

•	our ability to maintain, expand and defend the scope of our intellectual property portfolio;

•	our ability to manufacture any approved products on commercially reasonable terms;

•	our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;

•	the number and characteristics of product candidates and programs that we pursue;

•	our business strategy;

•	the attraction and retention of qualified employees and personnel;

•	future acquisitions or investments in complementary companies or technologies; and

•	our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important Canadian and/or United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Shares. We may issue our common shares from time to time. The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any of our outstanding preferred shares, the holders of our common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets legally available for distribution to shareholders remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares. When we issue common shares under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares which we may designate in the future. In this prospectus, we have summarized certain general features of the common shares under “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. The board of directors has the authority to approve the issuance of any number of preferred shares in one or more series at any time and from time to time, to determine the number of shares constituting any series, and to determine any voting powers, conversion rights, dividend rights, and other designations, preferences, limitations, restrictions and rights relating to such shares without any further prior approval of the shareholders. Convertible preferred shares can be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at a shareholder’s option and would be at prescribed conversion rates. Upon any such issuance, the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors will be set forth in an alteration to the Articles and a further Notice of Alteration to the Notice of Articles of the Company will be filed in accordance with British Columbia law.

If we sell any series of preferred shares under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the alteration to the Articles and a Notice of Alteration to the Notice of Articles of the Company filed in accordance with British Columbia law which shall set forth the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors.

In this prospectus, we have summarized certain general features of the preferred shares under “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered which will contain the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or in combination with common shares and/or preferred shares. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common shares, preferred shares and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of such units.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including capital expenditures, research and development, and working capital. We may use a portion of our net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering or in any related free writing prospectus that we may authorize to be provided to you. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of August 29, 2019, there were 7,504,468 common shares outstanding and no preferred shares outstanding.

The following summary description of our capital shares is based on the provisions of our Notice of Articles and Articles. This information is qualified entirely by reference to the applicable provisions of our Articles and the British Columbia Business Corporations Act. For information on how to obtain copies of our Notice of Articles and Articles, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements.

Preferred Shares

Pursuant to our Notice of Articles and Articles, and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue an unlimited number of preferred shares in one of more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of the Articles of the Company.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;

•	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);

•	the conversion or exchange rights;

•	the terms and conditions of any share purchase plan or sinking fund;

•	the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;

•	the voting rights and restrictions, if any;

•	any listing of the preferred shares on any securities exchange or market;

•	whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred shares will be represented by depositary shares;

•	a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;

•	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

 The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles of Incorporation

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a "proposal" made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act, or the Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and its telephone number is 1-800-564-6253. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Capital Market

Our common shares are listed on The Nasdaq Capital Market under the symbol “EDSA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be offered independently or in combination with common shares and/or preferred shares offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 29, 2019, there were 48,914 common shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.19 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the offering price and aggregate number of units offered;

•	the currency for which the units may be purchased;

•	if applicable, the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding the units; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred shares or warrant included in each unit, respectively.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

CERTAIN TAX CONSIDERATIONS

Edesa Biotech, Inc. is a British Columbia, Canada corporation. As such, there are important tax considerations to U.S. holders and non-U.S. holders under United States and Canadian federal income taxation. Certain tax considerations are included in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2018, on file with the SEC, which is incorporated by reference into this prospectus.

Given the complexity of the tax laws and because the tax consequences to any particular shareholder may be affected by matters not discussed in our Annual Report on Form 10-K, shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of our equity securities, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The balance sheets of Edesa Biotech Research, Inc. (formerly known as Edesa Biotech Inc.) as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows of Edesa Biotech Inc. for each of the two years ended December 31, 2018 and 2017, incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Stellar Biotechnologies, Inc. incorporated in this Registration Statement on Form S-3 of Edesa Biotech, Inc. (formerly known as Stellar Biotechnologies, Inc.) by reference from Edesa Biotech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Internet address is www.edesabiotech.com. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We are also a “reporting issuer” in the Canadian provinces of British Columbia and Alberta. As such, information we file the SEC is also available under our profile at www.SEDAR.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

•	Our Annual Report on Form 10-K for our fiscal year ended September 30, 2018 (filed on November 30, 2018);

•	Our Quarterly Reports on Form 10-Q for our quarters ended December 31, 2018 (filed on February 5, 2019), March 31, 2019 (filed on May 8, 2019) and June 30, 2019 (filed on August 14, 2019);

•	Our Current Reports on Form 8-K, dated March 7, 2019, 2018 (filed on March 8, 2019); dated May 30, 2019 (filed on May 30, 2019); dated June 7, 2019 (filed on June 10, 2019 and amended on each of June 20, 2019 and August 14, 2019) and August 30, 2019 (filed on August 30, 2019);

•	Our Definitive Proxy Statement filed with the SEC on April 18, 2019; and

•	The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (905) 475-1234.

1,562,500 Common Shares

PROSPECTUS SUPPLEMENT

H.C. WAINWRIGHT & CO.

February 25, 2021